Exhibit 99.1

For Immediate Release:

First Cash Announces Disposition of Automotive Operations
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ARLINGTON, Texas (December 8, 2008) -- First Cash Financial Services, Inc. (Nasdaq Stock Market: "FCFS") today announced that the operations of its Auto Master buy-here/pay-here automotive business unit have been assumed by Interstate Auto Group, Inc. (a multi-state buy-here/pay-here operator doing business under the name "CarHop"). As previously announced in September 2008, First Cash decided to exit the buy-here/pay-here automotive business through the sale or liquidation of its Auto Master business unit. Under the terms of this agreement, CarHop purchased Auto Master's automobile inventories, assumed leases at all existing dealership locations and hired a significant number of Auto Master's personnel. In addition, CarHop will manage the collection of Auto Master's outstanding portfolio of customer notes receivable under a fee-based agreement. CarHop is a privately-held buy-here/pay-here operator based in Minneapolis, Minnesota, which has been in business since 1996 and currently operates 24 auto sales locations in six states.

Rick Wessel, CEO of First Cash, said, "This transaction provides a timely and effective means for First Cash to exit the automotive business. We have liquidated our inventories for what we view to be a fair price and we expect to realize significant future cash flow from the collection of our existing notes receivable portfolio. The collection services aspect of the contract with CarHop provides a mechanism to collect on the existing portfolio of notes receivable and related finance charges through CarHop's continued operation of the dealerships and collections operations. CarHop is an established industry operator with the ability to maximize the collections on this portfolio over the next 24 to 30 months."

According to Mr. Wessel, "The cash flow and related tax benefits resulting from this transaction will support the continued expansion of First Cash's pawn operations in Mexico and the U.S. and allow us to further reduce our outstanding debt. Looking ahead, our energy and resources will now be focused exclusively on our core pawn and short-term consumer lending businesses. These operations continue to be highly profitable, generate significant cash flow and provide opportunities for continued growth and profitability."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, charges related to discontinued operations, collections results, future tax benefits, expansion strategies, store openings, liquidity, cash flows, credit losses and related provisions, debt repayments, consumer demand for the Company's products and services, competition, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's 2007 Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, installment loans, check cashing, credit services and other financial services products. In total, the Company owns and operates over 500 stores in twelve U.S. states and thirteen states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poor's SmallCap 600 Index® and the Russell 2000 Index®. First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

For further information, please contact:

Rick Wessel, Vice Chairman & Chief Executive Officer
Doug Orr, Executive Vice President & Chief Financial Officer
Phone:	(817) 505-3199
Email:	investorrelations@firstcash.com
Website:	www.firstcash.com